Exhibit 99.1

Revised Lorillard, Inc. Fourth Quarter and Full Year 2013 Results

The following changes to Lorillard’s press release providing information on its results of operations for the three months and fiscal year ended December 31, 2013 (the “Earnings Release”), which was issued on February 12, 2014, reflect the impact of the subsequent event described in Item 2.02 of the Amended Form 8-K filed on February 21, 2014. On February 14, 2014, the Florida Supreme Court declined review of the intermediate appellate court decision in the Mrozek case. Based on this information, Lorillard has accrued $20.0 million as of December 31, 2013 for Mrozek, which is recorded as a charge to selling, general and administrative expenses in 2013. This subsequent event occurred after Lorillard’s issuance of the Earnings Release, but prior to the filing of its Annual Report on Form 10-K for the year ended December 31, 2013. Lorillard’s adjusted (Non-GAAP) results for the quarter and year ended December 31, 2013 contained in the Earnings Release remain unchanged. Other than as set forth below and in Item 2.02 of the Amended Form 8-K, the information contained in the Original Form 8-K shall remain unchanged.

Fourth Quarter 2013

•	Consolidated Results

•	Reported selling, general and administrative costs were $164 million, changed from $144 million.

•	Reported operating income was $495 million, changed from $515 million.

•	Reported net income was $281 million, changed from $293 million.

•	Reported diluted earnings per share was $0.76, changed from $0.80.

•	Cigarettes Segment Results

•	Reported selling, general and administrative costs were $139 million, changed from $119 million.

•	Reported operating income was $504 million, changed from $524 million.

Full Year 2013

•	Consolidated Results

•	Reported selling, general and administrative costs were $665 million, changed from $645 million.

•	Reported operating income was $2.054 billion, changed from $2.074 billion.

•	Reported net income was $1.180 billion, changed from $1.192 billion.

•	Reported diluted earnings per share was $3.15, changed from $3.18.

•	Cigarettes Segment Results

•	Reported selling, general and administrative costs were $595 million, changed from $575 million.

•	Reported operating income was $2.054 billion, changed from $2.074 billion.

Lorillard, Inc. and Subsidiaries

Consolidated Condensed Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
(Amounts in millions, except per share data)	(Unaudited)

Net sales (a)	$1,743	$1,704	$6,950	$6,623
Cost of sales (a) (b)	1,084	1,060	4,231	4,241

Gross profit	659	644	2,719	2,382
Selling, general and administrative	164	122	665	504

Operating income	495	522	2,054	1,878
Investment income	1	1	2	4
Interest expense	(45)	(39)	(172)	(154)

Income before income taxes	451	484	1,884	1,728
Income taxes	170	175	704	629

Net income	$281	$309	$1,180	$1,099

Earnings per share:
Basic	$0.77	$0.80	$3.15	$2.82
Diluted	$0.76	$0.80	$3.15	$2.81

Weighted average number of shares outstanding:
Basic	366.53	384.87	372.96	389.27
Diluted	367.19	385.59	373.71	390.13

Segment data:
Net sales
Cigarettes (a)	$1,689	$1,665	$6,720	$6,562
Electronic cigarettes	54	39	230	61

	$1,743	$1,704	$6,950	$6,623

Operating income:
Cigarettes	$504	$515	$2,054	$1,877
Electronic cigarettes	(9)	7	—	1

	$495	$522	$2,054	$1,878

Supplemental information:

(a) Includes excise taxes.	$490	$495	$1,978	$1,987

(b) Cost of sales includes:

– Charges to accrue obligations under the State Settlement Agreements	353	334	1,241	1,379

– Charges to accrue obligations under the Federal Assessment for Tobacco Growers	28	29	120	118

– Charges to accrue Food and Drug Administration user fees	18	16	72	66

Lorillard, Inc. and Subsidiaries

Consolidated Condensed Balance Sheets

	December 31, 2013	December 31, 2012
(In millions, except share and per share data)	(Unaudited)
Assets:
Cash and cash equivalents	$1,454	$1,720
Short-term investments	157	—
Accounts receivable, less allowances of $3 and $3	19	18
Other receivables	29	52
Inventories	499	410
Deferred income taxes	555	557
Other current assets	23	20

Total current assets	2,736	2,777
Plant and equipment, net	316	298
Long-term investments	93	—
Goodwill	102	64
Intangible assets	87	57
Deferred income taxes	51	48
Other assets	151	152

Total assets	$3,536	$3,396

Liabilities and Shareholders’ Deficit:
Accounts and drafts payable	$42	$39
Accrued liabilities	377	356
Settlement costs	1,224	1,183
Income taxes	8	23

Total current liabilities	1,651	1,601
Long-term debt	3,560	3,111
Postretirement pension, medical and life insurance benefits	305	409
Other liabilities	84	52

Total liabilities	5,600	5,173

Commitments and Contingent Liabilities
Shareholders’ Deficit:
Preferred stock, $0.01 par value, authorized 10 million shares	—	—
Common stock:
Authorized – 600 million shares; par value – $0.01 per share
Issued – 382 million and 525 million shares (outstanding 365 million and 382 million shares)	4	5
Additional paid-in capital	256	298
Accumulated (deficit)/Retained earnings	(1,438)	2,351
Accumulated other comprehensive loss	(130)	(241)
Treasury stock at cost, 17 million and 143 million shares	(756)	(4,190)

Total shareholders’ deficit	(2,064)	(1,777)

Total liabilities and shareholders’ deficit	$3,536	$3,396

Cigarettes Segment Results*

	Three Months			Year
	Ended December 31,			Ended December 31,
	2013	2012	% Chg	2013	2012	% Chg

Net sales	$1,689	$1,665	1.4%	$6,720	$6,562	2.4%

Gross profit
Reported (GAAP)	$643	$628	2.4%	$2,649	$2,361	12.2%
Adjusted (Non-GAAP)	643	620	3.7%	2,494	2,360	5.7%

Selling, general and administrative
Reported (GAAP)	$139	$113	23.0%	$595	$484	22.9%
Adjusted (Non-GAAP)	117	113	3.5%	470	479	(1.9%)

Operating income
Reported (GAAP)	$504	$515	(2.1%)	$2,054	$1,877	9.4%
Adjusted (Non-GAAP)	526	507	3.7%	2,024	1,881	7.6%

*	See Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Operating Income by Segment table included herein.

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

(Amounts in millions, except per share data)

The reconciliation provided below reconciles the non-GAAP financial measures adjusted gross profit, adjusted operating income, adjusted net income and adjusted diluted earnings per share with the most directly comparable GAAP financial measures, reported gross profit, reported operating income, reported net income and reported diluted earnings per share available to Lorillard common stockholders, for the three months and year ended December 31, 2013. Lorillard management uses adjusted (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. Adjusted (non-GAAP) results are not, and should not be viewed as, substitutes for reported (GAAP) results.

The adjustments to reported results summarized below remove the following items: (1) the favorable impact of the reduction in Lorillard’s MSA payments as a result of the settlement to resolve certain MSA payment adjustment disputes approved by the arbitration panel in March 2013 included as an offset to tobacco settlement expense in cost of sales (including the addition of two more states in the second quarter of 2013); (2) estimated costs to comply with the U.S. Government Case judgment included in selling, general and administrative expenses; (3) accrued costs related to compensatory damages and statutory interest to dismiss the Evans case included in selling, general and administrative expenses; (4) expenses incurred in conjunction with the acquisition of SKYCIG included in selling, general and administrative expenses; (5) amortization of the SKYCIG brand included in selling, general and administrative expenses; and (6) accrued costs related to certain Engle Progeny cases included in selling, general and administrative expenses.

	Three months ended December 31, 2013				Year ended December 31, 2013
	Gross	Operating	Net	Diluted	Gross	Operating	Net	Diluted
	Profit	Income	Income	EPS	Profit	Income	Income	EPS

Reported (GAAP) results	$659	$495	$281	$0.76	$2,719	$2,054	$1,180	$3.15

GAAP results include the following:
(1) Settlement to resolve certain MSA payment adjustment disputes	—	—	—	—	(155)	(155)	(97)	(0.26)

(2) Estimated costs to comply with the U.S. Government Case judgment	—	—	—	—	—	20	13	0.03

(3) Accrued costs related to compensatory damages and statutory interest to dismiss Evans case	—	—	—	—	—	79	50	0.14

(4) SKYCIG acquisition expenses	—	—	1	—	—	4	4	0.01

(5) Amortization of SKYCIG brand	—	6	5	0.02	—	6	5	0.02

(6) Accrued costs related to Engle Progeny cases	—	22	13	0.04	—	22	13	0.03

Adjusted (Non-GAAP) results	$659	$523	$300	$0.82	$2,564	$2,030	$1,168	$3.12

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Operating Income by Segment

(Amounts in millions)

Lorillard has two reportable segments, Cigarettes and Electronic Cigarettes.

The Cigarettes segment consists principally of the operations of Lorillard Tobacco Company and related entities. Lorillard Tobacco is the third largest manufacturer of cigarettes in the United States. Founded in 1760, Lorillard is the oldest continuously operating tobacco company in the United States. Newport, Lorillard’s flagship menthol-flavored premium cigarette brand, is the top selling menthol and second largest selling cigarette overall in the United States based on gross units sold during the quarters and year ended December 31, 2013 and 2012. In addition to the Newport brand, the Lorillard product line has four additional brand families marketed under the Kent, True, Maverick and Old Gold brand names. These five cigarette brands include 43 different product offerings which vary in price, taste, flavor, length and packaging.

The Electronic Cigarettes segment consists of the operations of LOEC (d/b/a blu eCigs), Cygnet Trading (t/a SKYCIG) and related entities. blu eCigs is a leading electronic cigarette company in the United States. Lorillard acquired the blu eCigs brand and other assets used in the manufacture, distribution, development, research, marketing, advertising and sale of electronic cigarettes on April 24, 2012. Lorillard acquired all of the assets and operations of SKYCIG, a United Kingdom based electronic cigarette business, on October 1, 2013.

	Three months ended December 31, 2013			Year ended December 31, 2013
		Electronic			Electronic
	Cigarettes	Cigarettes	Total	Cigarettes	Cigarettes	Total

Reported (GAAP) operating income	$504	$(9)	$495	$2,054	$—	$2,054

GAAP results include the following:

(1) Settlement to resolve certain MSA payment adjustment disputes	—	—	—	(155)	—	(155)

(2) Estimated costs to comply with the U.S. Government Case judgment	—	—	—	20	—	20

(3) Accrued costs related to compensatory damages and statutory interest to dismiss Evans case	—	—	—	79	—	79

(4) SKYCIG acquisition expenses	—	—	—	4	—	4

(5) Amortization of SKYCIG brand	—	6	6	—	6	6

(6) Accrued costs related to Engle Progeny cases	22	—	22	22	—	22

Adjusted (Non-GAAP) operating income	$526	$(3)	$523	$2,024	$6	$2,030